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                                                                 EXHIBIT 3.18(d)

                                              STATE DEPARTMENT OF ASSESSMENT
                                                       AND TAXATION
                                                   APPROVED FOR RECORD
                                                   7-28-89 at 9:18 a.m.

Received
'89 JUL 28 AM 9 18
STATE DEPT. OF
ASSESSMENT & TAXATION

PHH CashCard, Inc.

                              ARTICLES OF AMENDMENT

            PHH CashCard, Inc., a Maryland corporation, having its principal office at 11333 McCormick Road, Hunt Valley, Maryland 21031 (hereinafter referred to as the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland (the "Department") that:

            FIRST: The Charter of the Corporation is hereby amended by striking in its entirety Article SECOND and by substituting in lieu thereof the following:

            "SECOND: The name of the Corporation is PHH Deutschland, Inc."

            SECOND: By written informal action, unanimously taken by the Board of Directors of the Corporation, pursuant to and in accordance with
            Section 2-408(c) of the Corporations and Associations Article of the Annotated Code of Maryland, the Board of Directors of the Corporation duly advised the foregoing amendment and by written informal action unanimously taken by the stockholder of the Corporation in accordance with Section 2-505 of the Corporations and Associations Article of the Annotated Code of Maryland, the stockholder of the Corporation duly approved said amendment.

            IN WITNESS WHEREOF, PHH CashCard, Inc. has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunder affixed and attested by its Assistant Secretary on this 24th day of July, 1989, and its President acknowledges that these Articles of Amendment are the act and deed of PHH CashCard, Inc. and, under the penalties of perjury, that the matters and facts set forth herein with respect to authorization and approval are true in all material respects to the best of his knowledge, information and belief.

ATTEST:                                        PHH CashCard, Inc.

/s/ Gordon W Priest Jr                         /s/ Joachim F. Diedrich
---------------------------                    ------------------------------
Gordon W. Priest, Jr.                          Joachim F. Diedrich.
Assistant Secretary                            President